SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________________

FORM 8-K

Current Report
Dated September 10, 2003

of

AGCO CORPORATION

A Delaware Corporation
IRS Employer Identification No. 58-1960019
SEC File Number 001-12930

4250 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200

Item 5. Other Events.

     On September 10, 2003, AGCO Corporation announced that it had entered into an agreement to acquire the business of Valtra Corporation, a Finnish company owned by Kone Corporation. A copy of the press release announcing the acquisition is attached as Exhibit 99.1 to this Form 8-K and a copy of the acquisition agreement is attached as Exhibit 2.1 to this Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

     2.1     Master Agreement for the Purchase of Assets and Business, dated September 10, 2003, by and between Valtra Oy Ab, Tracfin Holding Oy, Partek Cargotec Holding Netherlands B.V., Partek Holding Inc. and AGCO Corporation.

     99.1     Press Release of AGCO Corporation, issued September 10, 2003.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

	By:	/s/Stephen D. Lupton Stephen D. Lupton Senior Vice President - Corporate Development and General Counsel

Dated: September 11, 2003

INDEX TO EXHIBITS

Exhibit
Number	Description

2.1	Master Agreement for the Purchase of Assets and Business, dated September 10, 2003, by and between Valtra Oy Ab, Tracfin Holding Oy, Partek Cargotec Holding Netherlands B.V., Partek Holding Inc. and AGCO Corporation.

99.1	Press Release of AGCO Corporation, issued September 10, 2003.